UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report   (Date of earliest event reported)    May 18, 2007

Qlinks America, Inc.

Colorado	0001216014	90-0138998
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

112N. Rubey Dr., Suite 180
Golden, Colorado 80403
Address of principal executive offices

303-328-3290
Telephone number, including area code

______________________________________
(Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets

     On May 18, 2007, Qlinks America, Inc. (“Qlinks”, “Company”) completed the sale of the assets of its Qlinks Media Group division (“QMG”) to Mindsites Group, LLC. (“Mindsites”).

     Mindsites is owned by a former employee of Qlinks’ who was active in the day-to-day operations of the QMG division.

     Under the agreement:

o

Qlinks sold certain assets related to its QMG division (including its GeoCommunity and Wireless Developer Network websites, cash, accounts receivable, equipment, furniture, customer lists, and other assets related to the QMG business).

o	Mindsites assumed and/or satisfied certain liabilities (including a note payable to a financial institution, office lease commitment and other liabilities related to the QMG business).
o	Mindsites will furnish Qlinks four months of technical support services for its websites and other technical needs.
o

Qlinks signed a non-disclosure and non-competition agreement that prevents Qlinks from engaging in business and services as the same type of business as Mindsites (operation of GeoCommunity and Wireless Developer Network websites), disclosing information regarding or soliciting clients of the QMG business for a period of seven years from the date of closing the sale transaction.

     Qlinks received $300,000 cash from Mindsites plus Mindsites’ assumption of $110,343 of liabilities related to the QMG business in consideration for the assets sold. Qlinks received a prior offer for like consideration from a third party during the first quarter of 2007 but elected to sell to Mindsites.

     The agreement will be filed as an exhibit with the Company’s Quarterly Report on Form 10-QSB for the three-months ending June 30, 2007.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:    May 22, 2007

Qlinks America, Inc. By: /s/ James O. Mulford James O. Mulford President ahd Chief Executive Officer

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